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                                                                EXHIBIT NO. 99.2


FOR IMMEDIATE RELEASE


Contact:    Paul G. Gabos
            (727) 530-7700



            LINCARE HOLDINGS INC. TO RAISE $250 MILLION FROM SALE OF
                         CONVERTIBLE SENIOR DEBENTURES

Clearwater, Florida (June 5, 2003) -- Lincare Holdings Inc. (NASDAQ:LNCR) today announced that it plans to raise $250 million through an offering of convertible senior debentures due 2033. Lincare also plans to grant to the initial purchasers of the debentures an option to purchase up to an additional $25 million aggregate principal amount of debentures. Lincare expects to use up to $55 million of the proceeds of the offering to repurchase shares of its common stock sold short by purchasers of the debentures in negotiated transactions concurrently with the offering. The Company also intends to use approximately $44 million of the proceeds to repay outstanding borrowings under its revolving credit facility and the balance of the proceeds for general corporate purposes, which may include repurchases of additional shares of common stock from time to time under the Company's share repurchase program.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the debentures or any other securities.

The debentures will be issued in a private placement and are expected to be resold by the initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933. The debentures and the shares of common stock issuable upon conversion of the debentures have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Statements contained in this release that are not based on historical facts are forward-looking statements that are based on projections and estimates regarding the economy in general, the health care industry and other factors which impact the Company. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. The estimates relate to reimbursement by government and third party payors for the Company's products and services, the costs associated with government regulation of the health care industry and effects of competition and industry consolidation. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or variations of these terms or other comparable terminology.

Key factors that have an impact on the Company's ability to attain these estimates include potential reductions in reimbursement rates by government and third party payors, changes in reimbursement policies, the demand for the Company's products and services, the availability of appropriate acquisition candidates and the Company's ability to successfully complete acquisitions, efficient operations of the Company's existing and future operating



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facilities, regulation and/or regulatory action affecting the Company or its business, economic and competitive conditions and access to borrowed and/or equity capital on favorable terms.

In developing its forward-looking statements, the Company has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by the Company differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. The Company is under no duty to update any of the forward-looking statements after the date of this release.